Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Company	State of Incorporation

Young Dental Manufacturing I, LLC...........Missouri

YI Europe, Limited........................England

Young Acquisitions Company.....................Missouri

Panoramic Rental Corp.................Missouri

Athena Technology, LLC...........................Missouri

Young PS Acquisitions, LLC......................Delaware

Young Colorado, LLC..............................Delaware

Young OS, LLC.......................................Delaware

YI Ventures, LLC.....................................Delaware

Mid-West Dental Laboratory, Inc.....Indiana

Young Microbrush LLC...........................Delaware

Young Microbrush International................Delaware